UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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Online

Go to www.investorvote.com/coca-cola or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by 8:30 a.m., (EDT), on April 24, 2019

Shareowner Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Shareowners of The Coca-Cola Company to be held on April 24, 2019.

Under the Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for The Coca-Cola Company 2019 Annual Meeting of Shareowners are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the 2019 Annual Meeting of Shareowners are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report on Form 10-K are available at:

www.investorvote.com/coca-cola

Easy Online Access — View your proxy materials and vote.

Step 1: Go to www.investorvote.com/coca-cola.
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 14, 2019 to facilitate timely delivery.

02ZBYG

Shareowner Meeting Notice

The 2019 Annual Meeting of Shareowners of The Coca-Cola Company will be held on April 24, 2019 at World of Coca-Cola, 121 Baker Street, NW, Atlanta, Georgia 30313 at 8:30 a.m. Local Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR the following proposals:
1.	To elect the 13 Director nominees identified in the Company’s Proxy Statement to serve until the 2020 Annual Meeting of Shareowners.
2.	To hold an advisory vote to approve executive compensation.
3.	To ratify the appointment of Ernst & Young LLP as Independent Auditors of the Company to serve for the 2019 fiscal year.

The Board of Directors recommends that you vote AGAINST the following proposals:
4.	To vote on a shareowner proposal regarding an independent Board Chair.
5.	To vote on a shareowner proposal on sugar and public health.

Note: To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

THIS IS NOT A PROXY CARD. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend the meeting, preregistration is required. Follow the steps outlined on the secure voting website accessible at www.investorvote.com/coca-cola to vote and obtain an admission ticket.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

—Internet – Go to www.investorvote.com/coca-cola.
—Phone – Call us free of charge at 1-866-641-4276.
—Email – Send an email to investorvote@computershare.com with “Proxy Materials The Coca-Cola Company” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.
To facilitate timely delivery, requests for a paper copy of proxy materials must be received by April 14, 2019.